Exhibit 10.7

SHIPSALES CONTRACT

FOR

CONSTRUCTION AND SALE

OF

One (1) 61,000 M.T. D/W TYPE BULK CARRIER

(HULL NO.            )

BETWEEN

[SUBSIDIARY]

AS BUYER

AND

LAVENDER MARITIME S.A.

AS SELLER

[DATE]

5.	Representative of BUYER	17

ARTICLE V - MODIFICATIONS

1.	Modifications of Specifications	18

2.	Change in Class, etc.	18

3.	Substitution of Materials	19

ARTICLE VI - TRIALS

1.	Notice	21

2.	Weather Condition	21

3.	How Conducted	21

4.	Method of Acceptance or Rejection	22

5.	Effect of Acceptance	23

6.	Disposition of Surplus Consumable Stores	24

7.	Familiarization	24

ARTICLE VII - DELIVERY

1.	Time and Place	25

2.	When and How Effected	25

3.	Documents to be Delivered to BUYER	25

4.	Tender of VESSEL	26

5.	Title and Risk	26

6.	Removal of VESSEL	26

ARTICLE VIII - DELAYS AND EXTENSION OF TIME FOR DELIVERY (FORCE MAJEURE)

1.	Causes of Delay	28

2.	Notice of Delay	28

3.	Definition of Permissible Delay	29

4.	Right to Rescind for Excessive Delay	29

ARTICLE IX - WARRANTY OF QUALITY

1.	Guarantee	30

2.	Notice of Default	30

3.	Remedy of Defects	30

4.	Extent of BUILDER’s Responsibility	31

ARTICLE X - RESCISSION BY BUYER

1.	Notice	33

2.	Definition of the SELLER’s Default	33

3.	Effect of the Default and Refund	34

4.	Discharge of Obligations:	34

ARTICLE XI - BUYER’S DEFAULT

1.	Definition of Default	35

2.	Interest of Default	36

3.	Effect of Default	36

4.	Sale of VESSEL	36

ARTICLE XII - INSURANCE

1.	Extent of Insurance Coverage	38

2.	Application of Recovered Amount	38

3.	Termination of BUILDER’s Obligation to Insure	39

ARTICLE XIII - DISPUTES AND ARBITRATION

1.	Proceedings	40

2.	Notice of Award	41

3.	Expenses	41

4.	Entry in Court	41

5.	Alteration of Delivery Date	41

ARTICLE XIV - RIGHT OF ASSIGNMENT		42

ARTICLE XV - TAXES AND DUTIES

1.	Taxes and Duties in Japan	43

2.	Taxes and Duties outside Japan	43

ARTICLE XVI - PATENTS, TRADEMARKS, COPYRIGHTS, ETC.

1.	Patents, Trademarks and Copyrights	44

2.	General Plans, Specifications and Working Drawings	44

ARTICLE XVII - BUYER’S SUPPLIES

1.	Responsibility of BUYER	45

2.	Responsibility of BUILDER	46

ARTICLE XVIII - COMPLIANCE AND ANTI-BRIBERY

1.	Representations of the Parties	47

2.	Indemnification	48

ARTICLE XIX - NOTICE

1.	Address	49

2.	Language	49

ARTICLE XX - EFFECTIVE DATE OF CONTRACT		50

ARTICLE XXI - INTERPRETATION

1.	Laws Applicable	51

2.	Discrepancies	51

3.	Entire Agreement	51

END OF CONTRACT		52

THIS CONTRACT, made this      day of                     by and between                     , a corporation organized and existing under the law of the Republic of the Marshall Islands, having its registered office at Trust Company complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (hereinafter called the “BUYER”), the party of the first part, and Lavender Maritime S.A., a corporation organized and existing under the laws of Panama, having its principal office at 53rd Street, Urbanizacion Obarrio, Torre Swiss Bank, 16th Floor, Panama, Republic of Panama (hereinafter called the “SELLER”), the party of the second part.

WITNESSETH:

In consideration of the mutual covenants herein contained, the SELLER agrees to cause Imabari Shipbuilding Co., Ltd., having its principal office at 1-chome Koura-cho, Imabari City Ehime Prefecture, Japan (hereinafter called the “BUILDER”) to build, launch, equip and complete at BUILDER’s Imabari Shipyard (hereinafter called the “Shipyard”) but some blocks to be fabricated in the BUILDER’s Dalian block factory and sell and deliver to the BUYER one (1) 61,000 M.T. D/W Type Bulk Carrier more fully described in Article I hereof (hereinafter called the “VESSEL”), and the BUYER agrees to purchase and take delivery of the VESSEL from the SELLER and to pay for the same, all upon the terms and conditions hereinafter set forth.

ARTICLE I - DESCRIPTION AND CLASS

1.	Description:

The VESSEL shall have the BUILDER’s Hull No.              and shall be constructed, equipped and completed in accordance with the provisions of this Contract, the Specifications and the General Arrangement Plan (hereinafter collectively called the “Specifications”) signed by each of the parties hereto for identification and attached hereto and made an integral part hereof.

It is agreed and understood that the BUILDER may at its discretion construct and deliver the VESSEL at one of the BUILDER’s shipyards or at one of the shipyards of the BUILDER’s affiliated companies other than the Shipyard mentioned above (hereinafter collectively called the “Shipyards”), provided that the provisions of this Contract except the VESSEL’s Hull Number shall not be altered thereby in any other respects.

2.	Classification, Rules and Regulations:

The VESSEL, including its machinery, equipment and out-fittings shall be constructed in accordance with the rules (the edition and amendments thereto being in force as of the date of this Contract) of and under special survey of                      (herein called the “Classification Society”) and shall be distinguished in the register by the symbol of:

Classification Notation :

Decisions of the Classification Society as to compliance or non-compliance with the classification rules and regulations shall be final and binding upon both parties hereto.

The VESSEL shall also comply with the rules, regulations and requirements of other regulatory bodies as described in the Specifications in effect as of the date of this Contract.

All fees and charges incidental to the classification and with respect to compliance with the above referred rules, regulations and requirements shall be for account of the SELLER.

3.	Principal Particulars and Dimensions of VESSEL:

The VESSEL shall have the following characteristics and dimensions:

Length (over all)	:	about 199.9 m
Length (between perpendiculars)	:	195.00 m
Breadth, moulded	:	32.24 m
Depth, moulded	:	18.60 m
Designed loaded draft, moulded	:	11.30 m
Scantling draft, moulded	:	13.00 m
Deadweight at assigned loaded draft	:	60,950 MT
Gross Tonnage (by I.C.T.M.1969)	:	about 35,000
Main Engine (Japanese make)	:	MAN B&W 1set
Maximum rating	:	kW x 108 rpm
Normal rating	:	kW x 102 rpm (85% MCR)
Flag	:	Marshall Islands

4.   Guaranteed Trial Speed:

The SELLERS guarantees for the VESSEL that the mean trial speed shall be 15.15 knots with the VESSEL at the displacement of not less than 27,300 metric tons at the normal output of              in quiet weather and calm sea with clean bottom of the VESSEL under the conditions set forth in the Specifications (here in after called the “Guaranteed Trial Speed”).

5.   Guaranteed Fuel Oil Consumption:

The SELLERS guarantees that the fuel oil consumption of Main Engine as determined by shop trial as specified in the Specifications, at normal rating shall not be more than              grams/kW/hour using “A” oil on the basis of lower calorific value of 42,700 kJ/kg (hereinafter called the “Guaranteed Fuel Oil Consumption.”)

6.   Guaranteed Deadweight:

The SELLERS guarantees that the VESSEL, when completed, shall be capable of carrying a total deadweight tonnage of 60,950 metric tons at assigned fully loaded draft (hereinafter called the “Guaranteed Deadweight”). The term

“Deadweight” as used in this Contract, shall signify the difference between the displacement at assigned fully loaded draft in sea water of 1.025 specific gravity on the basis of hydrostatic table and the light weight of the VESSEL.

The actual deadweight of the VESSEL shall be determined by calculations made by the BUILDER and these calculations shall be based on actual measurements of the completed VESSEL taken in the presence of the Classification Surveyor.

7.	Registration:

The VESSEL shall be registered by the BUYER at its own cost and expense under the laws of Republic of the Marshall Islands with its home port of Majuro at the time of its delivery and acceptance hereunder.

8.	Subcontracting:

The BUILDER may, at its sole discretion and responsibility, subcontract any portion of the construction work of the VESSEL to any domestic and/ or overseas subcontractors including, but not limited to, the affiliated companies of the BUILDER. For the avoidance of doubt, the SELLER shall, regardless of any subcontracting, remain liable to sell and deliver the VESSEL to the BUYER in accordance with the terms of this Contract.

(End of Article)

ARTICLE II - CONTRACT PRICE AND TERM OF PAYMENT

1.	Contract Price:

The purchase price of the VESSEL is United States Dollars                     , net receivable by the SELLER (hereinafter called the “Contract Price”), which is exclusive of the BUYER’s Supplies as provided in Article XVII hereof and shall be subject to upward or downward adjustment, if any, as hereinafter set forth in this Contract.

2.	Currency:

Any and all payments under this Contract shall be made in United States Dollars.

3.	Terms of Payment:

The Contract Price shall be paid by the BUYER to the SELLER in installments as follows:

(a)	1st Installment: The sum of United States Dollars shall be paid upon signing of this Contract and receipt by the BUYER of the Corporate Refund Guarantee in the form attached at Schedule 1.
(b)	2nd Installment: The sum of United States Dollars shall be paid on or before .
(c)	3rd Installment: The sum of United States Dollars shall be paid upon launching of the VESSEL.
(d)	4th Installment: The sum of United States Dollars plus any increase or minus any decrease due to adjustments of the Contract Price hereunder, shall be paid upon delivery of the VESSEL.

4.	Method of Payment:
(a)

1st Installment: Within three (3) banking days from and including the signing date of this Contract, the BUYER shall remit the amount of this Installment by telegraphic transfer to SELLER’s nominated bank (hereinafter called the “SELLER’s Bank”) for the account of the SELLER.

(b)	2nd Installment: On or before , the BUYER shall remit the amount of this Installment by telegraphic transfer to the SELLER’s Bank for the account of the SELLER.
(c)

3rd Installment: Within three (3) banking days after receipt of the notice in writing or by facsimile from the SELLER of launching of the VESSEL having been made, the BUYER shall remit the amount of this Installment by telegraphic transfer to the SELLER’s Bank for the account of the SELLER.

(d)

4th Installment: The BUYER shall, at least two (2) banking days prior to the scheduled Delivery Date of the VESSEL, make cash deposit in a suspense account with the SELLER’s Bank by telegraphic transfer (by using forms MT199/103 or equivalent), covering the amount of this Installment as adjusted in accordance with the provisions of this Contract Price, if any, with an irrevocable instruction that the amount so remitted shall be released to the SELLER’s bank account against presentation by the SELLER to the SELLER’s Bank of a copy of the Protocol of Delivery and Acceptance duly signed by the BUYER and the SELLER as set forth in Paragraph 2 of Article VII hereof.

(e)	Definition of Banking days: For the purpose of this Paragraph, “banking days” means days excluding Saturday, Sunday and public holidays in Tokyo, Monaco, The Netherlands and New York.

5.	Payment under Dispute

No payment under this Contract shall be delayed or withheld by the BUYER on account of any dispute or disagreement of whatsoever nature arising between the parties hereto subject always to the Buyer’s rights to set off in accordance with Article II paragraph 7 hereof.

6.	Prepayment:

Prepayment of any Installment due on or before delivery of the VESSEL shall be subject to mutual agreement between the parties hereto.

7.	Set-off

All payment payments by the BUYER to SELLER hereunder shall be made by means of telegraphic transfer. Setoff and counterclaims by the BUYER shall not be allowed unless the BUYER’s claims for such setoff or counterclaims arise under or in relation to the Contract. For the avoidance of the doubt, the BUYER’s claims in relation to the other vessels shall not be allowed to be used for setoff or counterclaims hereunder.

(End of Article)

ARTICLE III - ADJUSTMENT OF CONTRACT PRICE

The Contract Price shall be subject to adjustment, as hereinafter set forth, in the event of the following contingencies (it being understood by both parties that any reduction of the Contract Price is by way of liquidated damages and not by way of penalty):

1.	Delivery
(a)

No adjustment shall be made and the Contract Price shall remain unchanged for the first thirty (30) days of delay in delivery of the VESSEL beyond the Delivery Date as defined in Article VII hereof (ending as of twelve o’clock midnight of the thirtieth (30th) day of delay).

(b)

If the delivery of the VESSEL is delayed more than thirty (30) days after the Delivery Date, then, in such event, beginning at twelve o’clock midnight of the thirtieth (30th) day after the Delivery Date, the Contract Price shall be reduced by deducting the sum of US$             for each day of delay thereafter.

However, the total reduction in the Contract Price shall not be more than as would be the case for a delay of one hundred and twenty (120) days, counting from midnight of the thirtieth (30th) day after the Delivery Date at the above specified rate of reduction. That is, at a total reduction of US$            .

(c)

But, if the delay in delivery of the VESSEL should continue for period of one hundred and twenty (120) days from the thirty-first (31st) day after the Delivery Date, then in such event, and after such period has expired, the BUYER may, at its option rescind this Contract in accordance with the provisions of Article X hereof. The SELLER may, at any time after the expiration of one hundred and fifty (150) days of delay in delivery from the Delivery Date, if the BUYER has not served notice as provided in Article X hereof, demand in writing that the BUYER shall make an election, in which case the BUYER shall, within fifteen (15) days after such demand is received by the BUYER, notify the SELLER of its intention either to rescind this Contract or to consent to the acceptance of the VESSEL at an agreed future date; it being understood by the parties hereto that, if the VESSEL is not delivered by such future date, the

BUYER shall have the same right of rescission upon the same terms and conditions as hereinabove provided.
(d)

For the purpose of this Article, the delivery of the VESSEL shall be deemed to be delayed when and if the VESSEL, after taking into full account all postponements of the Delivery Date by reason of permissible delays as defined in Article VIII and/or any other reasons under this Contract, is not delivered by the Delivery Date.

2.	Speed:
(a)

The Contract Price shall not be affected or changed by reason of the actual speed, as determined by the trial run, being not more than three-tenths (3/10) of one (1) knot below the guaranteed speed of the VESSEL.

(b)	However, exceeding such deficiency of three-tenths (3/10) of one (1) knot in actual speed below the Guaranteed Trial Speed of the VESSEL, the Contract Price shall be reduced as follows:

    More than three-tenths (3/10) and not more than

    four-tenths (4/10) of a knot a total sum of US$            .-

    More than four-tenths (4/10) and not more than

    five-tenths (5/10) of a knot a total sum of US$            .-

    More than five-tenths (5/10) and not more than

    six-tenths (6/10) of a knot a total sum of US$            .-

    More than six-tenths (6/10) and not more than

    seven-tenths (7/10) of a knot a total sum of US$            .-

    More than seven-tenths (7/10) and not more than

    eight-tenths (8/10) of a knot a total sum of US$            .-

    More than eight-tenths (8/10) and not more than

    nine-tenths (9/10) of a knot a total sum of US$            .-

    More than nine-tenths (9/10) and not more than

    one (1) knot a total sum of US$            .-

(c)

If the deficiency in actual speed of the VESSEL upon trial run is more than one (1) full knot below the Guaranteed Trial Speed of the VESSEL, then the BUYER may, at its option, reject the VESSEL and rescind this Contract in accordance with the provisions of Article X hereof, or may accept the VESSEL at a reduction in the Contract Price as above provided for one (1) full knot only, that is, at a total reduction of US$            -.

3.	Fuel Oil Consumption:
(a)

The Contract Price shall not be affected or changed by reason of the fuel oil consumption of the VESSEL, as determined by shop trial as per the Specifications, being more than the Guaranteed Fuel Oil Consumption of the VESSEL, if such excess is not more than five percent (5%) over the Guaranteed Fuel Oil Consumption.

(b)

However, exceeding an excess of five percent (5%) in the actual fuel consumption over the Guaranteed Fuel Oil Consumption of the VESSEL, the Contract Price shall be reduced by the sum of US$            .- for each full one percent (1%) increase in fuel consumption above said five percent (5%) (fractions of one percent (1%) to be disregarded), up to a maximum of twelve percent (12%) over the Guaranteed Fuel Oil Consumption of the VESSEL.

(c)

If such actual fuel consumption exceeds twelve percent (12%) of the Guaranteed Fuel Oil Consumption of the VESSEL, the BUYER may, at its option, reject the VESSEL and rescind this Contract in accordance with the provisions of Article X hereof, or may accept the VESSEL at a reduction in the Contract Price as above specified for twelve percent (12%) only, that is, at a total reduction of
US$            .

4.	Deadweight:
(a)

The Contract Price shall not be affected or changed by reason of the actual deadweight of the VESSEL as determined in accordance with the Specifications, being less than the Guaranteed Deadweight of the VESSEL, if such deficiency is not more than 610 metric tons below the Guaranteed Deadweight of the VESSEL.

(b)

In the event of such deficiency is more than 610 metric tons below the Guarantee Deadweight of the VESSEL, the Contract Price shall be reduced by the sum of US$            .- for each metric ton of such deficiency.

(c)

In the event of such deficiency in the actual deadweight of the VESSEL being 1,830 metric tons or more, then, the BUYER may, at its option, reject the VESSEL and rescind this Contract in accordance with the provisions of Article X hereof or accept the VESSEL at a reduction in the Contract Price as above provided for 1,830 metric tons only, that is, at a total reduction of US$            .

5.	Effect of Rescission:

It is expressly understood and agreed by the parties hereto that in any case, if the BUYER rescinds this Contract under this Article, the BUYER shall not be entitled to any liquidated damages.

(End of Article)

ARTICLE IV - APPROVAL OF PLANS AND DRAWINGS

AND INSPECTION DURING CONSTRUCTION

The inspection, supervision and approval of plans and drawings during the construction of the VESSEL shall be carried out by a Japanese supervising company (hereinafter called the “Supervising Company”) which shall be nominated by the BUILDER at the BUILDER’s cost and expense.

Any decision regarding the approval of plans, drawings and supervising during construction shall be made by the Supervising Company at its sole discretion and such decision shall not require any prior consultation with the BUYER or approval of the BUYER.

1.	Approval of Plans and Drawings:

The BUILDER shall submit to the Supervising Company the plans and drawings to be submitted thereto for its approval.

2.	Appointment of Supervising Company’s Supervisor:

The Supervising Company shall send to and maintain at the Shipyard one supervisor (herein called the “Supervisor”) to act in connection with approval of the plans and drawings, attendance to the tests and inspections relating to the VESSEL, its machinery, equipment and out fitting.

3.	Inspection by Supervisor:

The necessary inspections of the VESSEL, its machinery, equipment and out fittings shall be carried out by the Classification Society, other regulatory bodies and/or an inspection team of the BUILDER throughout the entire period of construction, in order to ensure that the construction of the VESSEL is duly performed in accordance with this Contract and the Specifications. The Supervisor shall have, during construction of the VESSEL, the right to attend such tests and inspections of the VESSEL, its machinery and equipment.

In the event that the Supervisor discovers any construction or material or workmanship which is not deemed to conform to the requirements of this Contract and/or the Specifications, the Supervisor shall promptly give the BUILDER a notice in writing as to such non-conformity. Upon receipt of such notice from the Supervisor, the BUILDER shall correct such non-conformity, if the BUILDER agrees to his view.

Performance Standard for Protective Coatings (PSPC) for ballast tanks required by IMO shall be applied to the VESSEL. Inspections thereto shall be carried out by the qualified inspector(s) of the BUILDER and/or the qualified inspector(s) appointed by the BUILDER, whose determination shall be deemed final so far as the application of the PSPC to the VESSEL is concerned.

4.	Undertaking of BUILDER:

The BUILDER undertakes that the supervision of and the construction of the VESSEL shall be carried out as if the VESSEL was for their internal account and management. For the avoidance of doubt, the SELLER shall, regardless of any appointment of any Supervisor by the BUILDER, remain liable to sell and deliver the VESSEL to the BUYER in accordance with the terms of this Contract.

5.	Representative of BUYER:

The BUYER may appoint one (1) representative as observer (hereinafter called the “Representative”) who can visit the Shipyard two (2) times for three (3) days each after the erection of the first block on the dock until delivery of the Vessel for observing purpose only at the BUYER’s risk and expense and subject to at least one week prior notice to the SELLER and the BUILDER. The Representative shall not interfere with or obstruct in any way the BUILDER’s and the Supervisor’s supervision during construction of the VESSEL and/or the building schedule of the BUILDER, but shall be given free and ready access to the VESSEL, its hull, machinery, equipment and out fittings during construction of the VESSEL only in the Shipyard.

(End of Article)

ARTICLE V - MODIFICATIONS

1.	Modifications of Specifications:

The Specifications may be modified and/or changed by written agreement of the parties hereto, provided that such modifications and/or changes or an accumulation thereof will not, in the BUILDER’s judgement, adversely affect the BUILDER’s planning or program in relation to the BUILDER’s other commitments, and provided, further, that the BUYER shall first agree, before such modifications and/or changes are carried out, to alterations in the Contract Price, the Delivery Date and other terms and conditions of this Contract and the Specifications occasioned by or resulting from such modifications and/or changes.

Such agreement may be effected by exchange of letters signed by the authorized representatives of the parties hereto or by facsimile confirmed by such letters manifesting agreements of the parties hereto which shall constitute amendments to this Contract and/or the Specifications.

The BUILDER may make minor changes to the Specifications without alterations to the Contract Price, if found necessary for introduction of improved production methods.

2.	Change in Class, etc.:

In the event that, after the date of this Contract, any requirements as to class, or as to rules and regulations to which the construction of the VESSEL is required to conform are altered or changed by the Classification Society or the other regulatory bodies authorized to make such alterations or changes, the following provisions shall apply:

(a)

If such alterations or changes are compulsory for the VESSEL, either of the parties hereto, upon receipt of such information from the Classification Society or such other regulatory bodies, shall promptly transmit the same to the other in writing, and the SELLER shall cause the BUILDER to incorporate such alterations or changes into the construction of the VESSEL, provided that the BUYER shall first agree to adjustments required by the SELLER in the Contract Price, the Delivery Date and other terms and conditions of this Contract and the Specifications occasioned by or resulting from such alterations or changes.

(b)

If such alterations or changes are not compulsory for the VESSEL, but the BUYER desires to incorporate such alterations or changes into the construction of the VESSEL, then, the BUYER shall notify the SELLER of such intention. The SELLER would cause the BUILDER may accept such alterations or changes, provided that such alterations or changes will not, in the judgement of the BUILDER, adversely affect the BUILDER’s planning or program in relation to the BUILDER’s other commitments, and provided, further, that the BUYER shall first agree to adjustments required by the SELLER in the Contract Price, the Delivery Date and other terms and conditions of this Contract and the Specifications occasioned by or resulting from such alterations or changes.

(c)

In case the BUYER demands for change of or alterations to the plans or drawings which have already been approved by the Supervising Company, provided such alterations or changes are not compulsory for the VESSEL, the SELLER shall have the right to reject such demand if work has already been arranged to start in accordance with the approved plans and drawings. Any alteration to the plans and drawings which have already been approved by the Supervising Company shall be regarded as modifications as specified in this Article and shall include adjustments of Contract Price, the Delivery Date and other terms and conditions of this contract and the Specifications.

Agreements as to such alterations or changes under this Paragraph shall be made in the same manner as provided in Paragraph 1 of this Article for modifications or changes to the Specifications.

3.	Substitution of Materials:

In the event that any of the materials required by the Specifications or otherwise under this Contract for the construction of the VESSEL cannot be procured in time or are in short supply to maintain the Delivery Date of the VESSEL, the SELLER and/or the BUILDER may, provided that the BUYER shall so agree in writing, supply other materials capable of meeting the requirements of the Classification Society and of the rules, regulations and requirements with which the construction of the VESSEL must comply. Any agreement as to such substitution of materials shall be effected in the manner provided in paragraph 1 of this article, and shall, likewise, include alterations in the Contract Price and other terms and conditions of this Contract occasioned by or resulting from such substitution.

(End of Article)

ARTICLE VI - TRIAL

1.	Notice:

The BUYER shall receive from the SELLER at least fourteen (14) days prior notice in writing or by facsimile confirmed in writing of the time and place of the trial run of the VESSEL, and the BUYER shall promptly acknowledge receipt of such notice. The BUYER may send one Master, one Chief Engineer and the Representative (herein collectively called the “Observers”) on board the VESSEL to witness such trial run for familiarization purpose at the BUYER’s risk and expenses. Failure in attendance of the Observers of the BUYER at the trial run of the VESSEL for any reason whatsoever after due notice to the BUYER as above provided shall be deemed to be a waiver by the BUYER of its right to have the Observers on board the VESSEL at the trial run, and the SELLER shall cause the BUILDER may conduct the trial run without the Observers of the BUYER being present, and in such case the BUYER shall be obligated to accept the VESSEL on the basis of a certificate of the BUILDER that the VESSEL, upon trial run, is found to conform to this Contract and the Specifications.

2.	Weather Condition:

The trial run shall be carried out under the weather condition which is deemed favorable enough by the judgement of the BUILDER. In the event of unfavorable weather on the date specified for the trial run, the same shall take place on the first available day thereafter that the weather condition permits. It is agreed that, if during the trial run of the VESSEL, the weather should suddenly become so unfavorable that orderly conduct of the trial run can no longer be continued, the trial run shall be discontinued and postponed until the first favorable day next following, unless the BUYER shall assent in writing to acceptance of the VESSEL on the trial run already made before such discontinuance has occurred. Any delay of trial run caused by such unfavorable weather condition shall operate to postpone the Delivery Date by the period of delay involved and such delay shall be deemed as a permissible delay in the delivery of the VESSEL.

3.	How conducted:
(a)	The SELLER shall procure that all expenses in connection with the trial run are to be for the account of the BUILDER and the BUILDER shall provide at its own expense the necessary crew to comply with conditions of safe navigation. The trial run shall be conducted in the manner prescribed in the Specifications, and shall prove fulfillment of the performance requirements for the trial run as set forth in the Specifications. The course of trial run shall be determined by the BUILDER.

(b)

Notwithstanding the foregoing, lubricating oils and greases necessary for the trial run of the VESSEL shall be supplied by the BUYER at the Shipyard on the date designated by the SELLER and/or the BUILDER, and the SELLER and/or the BUILDER shall pay the BUYER upon delivery of the VESSEL the cost of the quantities of lubricating oils and greases consumed during the trial run at the original purchase price. In measuring the consumed quantity, lubricating oils and greases remaining in the main engine, other machinery and their pipes, stern tube and the like, shall be excluded. The quantity of lubricating oils and greases supplied by the BUYER shall be in accordance with the instruction of the BUILDER.

4.	Method of Acceptance or Rejection:
(a)

Upon completion of the trial run, the SELLER and/or the BUILDER shall give the BUYER a notice by facsimile confirmed in writing of completion of the trial run, as and if the SELLER and/or the BUILDER consider that the results of the trial run indicate conformity of the VESSEL to this Contract and the Specifications. The BUYER shall, within three (3) Banking days after receipt of such notice from the SELLER and/or the BUILDER, notify the SELLER and/or the BUILDER by facsimile confirmed in writing of its acceptance or rejection of the VESSEL.

(b)

However, should the results of the trial run indicate that the VESSEL, or any part or equipment thereof, dose not conform to the requirements of this Contract and/or the Specifications, or if the SELLER and/or the BUILDER is in agreement to non-conformity as specified in the BUYER’s notice of rejection, then, the SELLER shall cause the BUILDER shall take necessary steps to correct such non-conformity. Upon completion of correction of such non-conformity, the SELLER and/or the BUILDER shall give the BUYER a notice thereof by facsimile confirmed in writing. The BUYER shall, within three (3) Banking days after receipt of such notice from the SELLER and/or the BUILDER, notify the SELLER and/or the BUILDER of its acceptance or rejection of the VESSEL.
(c)

In any event that the BUYER rejects the VESSEL, the BUYER shall indicate in its notice of rejection in what respect the VESSEL, or any part or equipment thereof dose not conform to this Contract and/or the Specifications.

(d)

In the event that the BUYER fails to notify the SELLER and/or the BUILDER by facsimile confirmed in writing of the acceptance of or the rejection together with the reason therefor of the VESSEL within the period as provided in the above sub-paragraph (a) or (b), the BUYER shall be deemed to have accepted the VESSEL.

(e)

Any dispute between the BUYER and the SELLER as to the conformity or nonconformity of the vessel to the requirement of this contract or these specifications shall first be referred to the judgment of classification society but if the classification society fails to make a judgment or can’t do so the matter shall be referred to arbitration in accordance with Article XIII hereof.

(f)

The BUYER shall not be entitled to reject the VESSEL by reason of any minor non-conformities, judged from the point of view of the commonly and generally acknowledged Japanese standard shipbuilding and shipping practice and provided always that any minor non-conformities do not affect the VESSEL’s normal operation in its intended trade and do not affect Class, but in which case, the SELLER and/or the BUILDER shall not be released from the obligation to correct and/ or remedy such minor non-conformities at their own cost and expense as soon as practicable after the delivery of the VESSEL.

5.	Effect of Acceptance:

Acceptance of the VESSEL as above provided shall be final and binding so far as conformity of the VESSEL to this Contract and the Specifications is concerned and shall preclude the BUYER from refusing formal delivery of the VESSEL as hereinafter provided, if the SELLER and/or the BUILDER complies with all other procedural requirements for delivery as provided in Article VII hereof.

6.	Disposition of surplus Consumable stores:

Should any fuel Oil, fresh water or other consumable stores furnished by the BUILDER for the trial run remain on board the VESSEL at the time of acceptance thereof by the BUYER, the BUYER agrees to buy the same from the BUILDER at the original purchase price thereof, and payment by the BUYER shall be effected upon delivery of the VESSEL.

7.	Familiarization:
(a)

Prior to the delivery but after the sea trial, the BUYER may send their crew to the Shipyard in preparation for the delivery with the SELLER’s and/or the BUILDER’s consent. Up to four crews (Master, Chief Engineer, Chief Officer and 1st Engineer) shall be allowed to attend the vessel during sea trials. The above mentioned Observers and crew of the BUYER shall not interfere with or obstruct in any way the BUILDER’s supervision during the construction of the VESSEL and/or the building schedule of the BUILDER, but shall be given free and ready access to the VESSEL, its hull, machinery, equipment, coatings and out-fittings in the Shipyard only and in such way not to obstruct smooth construction of the Vessel.

(b)

The Observers and the crew shall at all times be deemed to be the employees of the BUYER and not of the SELLER and/or the BUILDER. The SELLER and/or the BUILDER shall be under no liability whatsoever to the BUYER, the Observers and the crew for personal injuries, including death, suffered during the time when he or they are on the VESSEL, or within the premises of the Shipyard, or are otherwise engaged in and about the construction of the VESSEL, unless, however, such personal injuries, including death, were caused by a gross negligence of the SELLER and/or the BUILDER, or of any of its employees or agents or subcontractors. Nor shall the SELLER and/or the BUILDER be under any liability whatsoever to the BUYER, the Observers and the crew for damage to, or loss or destruction of property in Japan of the BUYER or of the Observers and the crew, unless such damage, loss or destruction were caused by a gross negligence of the SELLER and/or the BUILDER, or of any of its employees or agents or subcontractors.

(End of Article)

ARTICLE VII - DELIVERY

1.	Time and Place:

The VESSEL shall be delivered by the SELLER to the BUYER at the Shipyard or at an affiliated shipyard of the BUILDER or at the mutually agreed place not earlier than                      and not later than                      except that, in the event of delays in the construction of the VESSEL or any performance required under this Contract due to causes which under the terms of this Contract permit postponement of the date for delivery, the aforementioned date for delivery of the VESSEL shall be postponed accordingly. The aforementioned date, or such later date to which the requirement of delivery is postponed pursuant to such terms, is herein called the “Delivery Date”.

2.	When and How Effected:

Provided that the BUYER shall have fulfilled all of its obligations stipulated under this Contract, delivery of the VESSEL shall be effected forthwith by the concurrent delivery by each of the parties hereto to the other of the PROTOCOL OF DELIVERY AND ACCEPTANCE, acknowledging delivery of the VESSEL by the SELLER and acceptance thereof by the BUYER.

3.	Documents to be delivered to BUYER:

Upon delivery and acceptance of the VESSEL, the SELLER shall deliver to the BUYER the following documents, which shall accompany the PROTOCOL OF DELIVERY AND ACCEPTANCE:

(a)	PROTOCOL OF TRIALS of the VESSEL made pursuant to the Specifications.
(b)	PROTOCOL OF INVENTORY of the equipment of the VESSEL, including spare parts and the like, all as specified in the Specification.
(c)	PROTOCOL OF STORES OF CONSUMABLE NATURE referred to under paragraph 3 (b) and paragraph 6 of Article VI hereof, including the original purchase prices thereof.
(d)

ALL CERTIFICATES required to be furnished upon delivery of the VESSEL pursuant to this Contract and the Specifications. It is agreed that if, through no fault on the part of the SELLER and/or the BUILDER, the classification certificate and/ or other certificates are not available at the time of delivery of the VESSEL, provisional certificate shall be accepted by the BUYER, provided that the SELLER shall cause the BUILDER shall furnish the BUYER with the formal certificates as promptly as possible after such formal certificates have been issued.

(e)

DECLARATION OF WARRANTY of the SELLER that the VESSEL is delivered to the BUYER free and clear of any liens, charges, mortgages, or other encumbrances upon the BUYER’s title thereto, and in particular, that the VESSEL is absolutely free of all burdens in the nature of imposts, taxes or charges imposed by the Japanese governmental authorities, as well as of all liabilities of the SELLER and the BUILDER to its subcontractors, employees and crew, and of all liabilities arising from the operation of the VESSEL in trial runs, or otherwise, prior to delivery.

(f)	DRAWINGS AND PLANS pertaining to the VESSEL as stipulated in the Specifications.
(g)	COMMERCIAL IN VOICE
(h)	BILL OF SALE
(i)	BUILDER’S CERTIFICATE issued by the Shipyard
(j)	Any other documents concerning the VESSEL reasonably required by the BUYER

4.	Tender of VESSEL:

If the BUYER fails to take delivery of the VESSEL after completion thereof in accordance with the terms and conditions of this Contract and the Specifications, the SELLER shall have the right to tender delivery of the VESSEL after compliance with all procedural requirements as above provided.

5.	Title and Risk:

Title to and risk of loss of the VESSEL shall pass to the BUYER only upon delivery and acceptance thereof having been completed as stated above as evidenced by the protocol of delivery and acceptance being duly signed by the Seller and the Buyer; it being expressly understood that, until such delivery is effected, title to and risk of loss of the VESSEL and her equipment shall remain at all times with the SELLER.

6.	Removal of VESSEL:

The BUYER shall take possession of the VESSEL immediately upon delivery and acceptance thereof and shall remove the VESSEL from the premises of the Shipyard within three (3) days after delivery and acceptance thereof is effected. If the BUYER shall not remove the VESSEL from the premises of the Shipyard within the aforesaid three (3) days, then, in such event the BUYER shall pay to the SELLER or the BUILDER the reasonable mooring charges of the VESSEL. But the BUYER shall be obliged to remove the VESSEL from the Shipyard within ten (10) days after the delivery and acceptance thereof.

(End of Article)

ARTICLE VIII - DELAYS AND EXTENSION OF

TIME FOR DELIVERY (FORCE MAJEURE)

1.	Causes of Delay:

If, at any time before the actual delivery, either the construction of the VESSEL or any performance required as a prerequisite of delivery of the VESSEL is delayed due to Acts of God; acts of princes or rulers; requirements of government authorities; war or other hostilities or preparation therefore; blockade; revolution, insurrections, mobilization, civil war, civil commotion or riots; vandalism; sabotages, strikes, lockouts or other labor disturbances; labor shortage; plague or other epidemics; quarantines; flood, typhoons, hurricanes, storms or other weather conditions not included in normal planning; earthquakes; tidal waves; fires, explosions, collisions or stranding; embargoes; delays or failure in transportation; shortage of materials, machinery or equipment only if the BUILDER could not physically secure same despite its diligent efforts; import restrictions; inability to obtain delivery or delays in delivery of materials, machinery or equipment, provided that at the time of ordering the same could reasonably be expected by the BUILDER to be delivered in time; prolonged failure, shortage or restriction of electric current, oil or gas; defects in materials, machinery or equipment which could not have been detected by the BUILDER using reasonable care; casting or forging rejects or the like not due to negligence; delays caused by the Classification Society or other bodies whose documents are required; destruction of or damage to the Shipyard or works of the BUILDER, its subcontractors or suppliers, or of or to the VESSEL or any part thereof, by any cause herein described; delays in the BUILDER’s other commitments resulting from any causes herein described which in turn delay the construction of the VESSEL or the BUILDER’s performance under this Contract; and other causes or accidents beyond control of the SELLER and/or the BUILDER, its subcontractors or suppliers of the nature whether or not indicated by the forgoing words; then and in any such case, the Delivery Date shall be postponed for a period of time which shall not exceed total accumulated time of all such delays.

2.	Notice of Delay:

Within ten (10) days after the date of occurrence of any cause of delay, on account of which the SELLER claims that it is entitled under this Contract to a postponement of the Delivery Date, the SELLER shall notify the BUYER in writing or by facsimile confirmed in writing of the date such cause of delay occurred. Likewise, within ten (10) days after the date of ending of such cause of delay, the SELLER shall notify the BUYER in writing or by facsimile confirmed in writing of the date such cause of delay ended. The SELLER shall also notify the BUYER of the period, by which the Delivery Date is postponed by reason of such cause of delay, with all reasonable dispatch after it has been determined. Failure of the BUYER to object to the SELLER’s claim for postponement of the Delivery Date within ten (10) days after receipt by the BUYER of such notice of claim shall be deemed to be a waiver by the BUYER of its right to object such postponement of the Delivery Date.

3.	Definition of Permissible Delay:

Delays on account of such causes as specified in Paragraph 1 of this Article and any other delays of a nature which under the terms of this Contract permits postponement of the Delivery Date shall be understood to be permissible delays and are to be distinguished from unauthorized delays on account which the Contract Price is subject to adjustment as provided for in Article III hereof.

4.	Right to Rescind for Excessive Delay:

If the total accumulated time of all delays on account of the causes specified in Paragraph 1 of this Article, amounts to One Hundred and Fifty (150) days or more, then, in such event, the BUYER may rescind this Contract in accordance with the provisions of Article X hereof. The SELLER may, at any time after the accumulated time of the aforementioned delays justifying rescission by the BUYER, demand in writing that the BUYER shall make an election, in which case the BUYER shall, within twenty (20) days after such demand is received by the BUYER, either notify the SELLER of its intention to rescind this Contract, or consent to a postponement of the Delivery Date to a specific future date; it being understood and agreed by the parties hereto that, if any further delay occurs on account of causes justifying rescission as specified in this Article, the BUYER shall have the same right of rescission upon the same terms as hereinabove provided.

(End of Article)

ARTICLE IX - WARRANTY OF QUALITY

1.	Guarantee:

Subject to the provisions hereinafter set forth, the SELLER undertakes to remedy, free of charge to the BUYER, any defects in the VESSEL which are due to defective material and/or bad workmanship on the part of the SELLER and/or the BUILDER and/or its subcontractors, provided that the defects are discovered within a period of twelve (12) months after the date of delivery of the VESSEL and a notice thereof is duly given to the SELLER and the BUILDER as hereinafter provided.

For the purpose of this Article, the VESSEL shall include her hull, machinery, equipment and gear, but excludes any parts for the VESSEL which have been supplied by or on behalf of the BUYER.

2.	Notice of Defects:

The BUYER shall notify the SELLER and the BUILDER in writing, or by facsimile confirmed in writing, of any defects for which claim is made under this guarantee as promptly as possible after discovery thereof. The BUYER’s written notice shall describe the nature and extent of the defects. The SELLER and the BUILDER shall have no obligation for any defects discovered prior to the expiry date of the said twelve (12) months period, unless notice of such defects is received by the SELLER and/or the BUILDER not later than twenty (20) days after such expiry date.

3.	Remedy of Defects:
(a)

The SELLER shall remedy or shall cause the BUILDER to remedy, at its expense, any defects, against which the VESSEL is guaranteed under this Article, by making all necessary repairs or replacements at the Shipyard.

(b)

However, if it is impractical to bring the VESSEL to the Shipyard, the BUYER may cause the necessary repairs or replacements to be made elsewhere which is deemed suitable for the purpose, provided that, in such event, the BUILDER may forward or supply replacement parts or materials to the VESSEL, unless forwarding or supplying thereof to the VESSEL would impair or delay the operation or working schedule of the VESSEL. In the event that the BUYER proposes to cause the necessary repairs or replacements to be made to the VESSEL at any other shipyard, the BUYER shall first, but in all events as soon as possible, give the SELLER and the BUILDER notice in writing or by facsimile confirmed in writing of the time and place such repairs will be made, and if the VESSEL is not thereby delayed, or her operation or working schedule is not thereby impaired, the SELLER and the BUILDER shall have the right to verify by its own representative(s) the nature and extents of the defects complained of. The SELLER shall, in such case, promptly advise the BUYER by facsimile, after such examination has been completed, of its acceptance or rejection of the defects as ones that are covered by the guarantee herein provided. Upon the SELLER’s acceptance of the defects as justifying remedy under this Article, or upon award of the arbitration so determining, the SELLER shall immediately pay to the BUYER for such repairs or replacements a sum equal to the reasonable cost of making the same repairs or replacements in the Shipyard.

(c)	In any case, the VESSEL shall be taken at the BUYER’s cost and responsibility to the place elected, ready in all respects for such repairs or replacements.
(d)	Any dispute under this Article shall be referred to arbitration in accordance with the provisions of Article XIII hereof.

4.	Extent of the SELLER’s and the BUILDER’s Responsibility:
(a)

The SELLER and the BUILDER shall have no responsibility or liability for any other defects whatsoever in the VESSEL than the defects specified in Paragraph 1 of this Article. Nor the SELLER and the BUILDER shall in any circumstances be responsible or liable for any consequential or special losses, damages or expenses including, but not limited to, loss of time, loss of profit or earning or demurrage directly or indirectly occasioned to the BUYER by reason of the defects specified in Paragraph 1 of this Article or due to repairs or other works done to the VESSEL to remedy such defects.

(b)

The SELLER and the BUILDER shall not be responsible for any defects in any part of the VESSEL which may subsequent to delivery of the VESSEL have been replaced or in any way repaired by any other contractor, or for any defects which have been caused or aggravated by omission or improper use and maintenance of the VESSEL on the part of the BUYER, its servants or agents or by ordinary wear and tear or by any other circumstance whatsoever beyond the control of the SELLER and the BUILDER.

(c)

The guarantee contained as hereinabove in this Article replaces and excludes any other liability, guarantee, warranty and/or condition imposed or implied by the law, customary, statutory or otherwise, by reason of the construction and sale of the VESSEL by the SELLER for and to the BUYER.

(End of Article)

ARTICLE X - RESCISSION BY BUYER

1.	Notice:

The payments made by the BUYER prior to the delivery of the VESSEL shall be in the nature of advances to the SELLER. In the event that the BUYER shall exercise its right of rescission of this Contract under and pursuant to any of the provisions of this Contract specifically permitting the BUYER to do so, or when the SELLERS is in default as defined in clause 2 of this Article, then the BUYER shall notify the SELLER in writing or by facsimile confirmed in writing.

2.	Definition of the SELLER’s Default:

The SELLER shall be deemed to be in default under this CONTRACT;

(a)

If a petition is filed or an order is made or an effective resolution is passed for the winding up or dissolution or liquidation of the SELLER or its guarantor who shall guarantee the SELLER’s obligation and due performance under this Contract (hereinafter called the “ITOCHU”); or if a Receiver is appointed of the undertaking or property of the SELLER or the ITOCHU; or if the SELLER, or the ITOCHU shall apply to any Court for protection from its creditors; or if any similar process or proceeding to the aforesaid is initiated under the laws of any relevant jurisdiction; or if the SELLER or the ITOCHU is unable, or admits its inability, to pay any of its debts as and when they fall due; or if the SELLER or the ITOCHU generally suspends payments; or if the SELLER or the ITOCHU makes any special arrangement or composition with its creditors; or

(b)

If the SELLER or ITOCHU is in material breach of any terms or conditions of this CONTRACT and the SELLER or ITOCHU has not rectified the same within twenty (20) days of being notified by the BUYER of such breach; or

(c)	If the Corporate Guarantee by ITOCHU is not issued and/or is not maintained in accordance with the terms of this CONTRACT;

(d)	If the SELLER or ITOCHU ceases to carry on its business.

3.	Effect of the Default and Refund:

In the event that the BUYER shall exercise its right of rescission of this CONTRACT, the BUYER shall notify the SELLER by facsimile confirmed in writing and such rescission shall be effective as of the date notice thereof is received by the SELLER, unless otherwise specifically agreed or provided. Within fifteen (15) days from the date of receipt by the SELLER of such notice of rescission of this CONTRACT, the SELLER shall refund to the BUYER the full amount of all sums paid by the BUYER to the SELLER on account of the VESSEL, unless the SELLER disputes the entitlement of the BUYER to rescind this CONTRACT and proceeds to an arbitration under the provisions of Article XIII hereof, in which case the SELLER’s obligation to refund the BUYER shall be postponed until an arbitration award between the BUYER and the SELLER, which shall be in favour of the BUYER, declaring the BUYER’s cancellation and/or rescission justified, is issued by the arbitration tribunal.

In such event, the SELLER shall pay to the BUYER the sum as liquidated damages calculated at the rate of six percent (6%) per annum on the amount required herein to be refunded to the BUYER, computed from the respective dates on which such amount was paid by the BUYER to the SELLER to the date of remittance by telegraphic transfer of such refund together with the aforesaid liquidated damages to the BUYER by the SELLER, provided, however, that if the said rescission by the BUYER is made under the provisions of paragraph 4 of Article VIII hereof, then in such event the SELLER shall not be liable to pay any sum, either as liquidated damages, interest or in any other nature whatsoever, for the period of permissible delays –

In such event the SELLER shall also return to the BUYER all of the BUYER’s Supplies which were not incorporated in the VESSEL and pay to the BUYER as amount equal to the cost to the BUYER of those supplies that were incorporated into the VESSEL.

4.	Discharge of Obligations:

Upon such refund by the SELLER to the BUYER, all obligations, duties and liabilities of each of the parties hereto to the other under this Contract shall be forthwith completely discharged.

(End of Article)

ARTICLE XI - BUYER’S DEFAULT

1.	Definition of Default:

The BUYER shall be deemed to be in default of performance of its obligations under this Contract in the following cases:

(a)

If the BUYER fails to pay any of the First and Third Installments to the SELLER within three (3) banking days after such Installment becomes due and payable under the provisions of Article II hereof; or

(b)	If the BUYER fails to pay the Second installment on or before ; or
(c)

If the BUYER fails to, at least two (2) banking day prior to the scheduled Delivery Date of the VESSEL, make cash deposit with the SELLER’s Bank for the account of the SELLER with remarks of “Hull No.             ” as provided in Article II hereof, by telegraphic transfer (by using forms MT199/103 or equivalent), covering the amount of this Installment as adjusted in accordance with the provisions of this Contract Price; or

(d)	If the BUYER fails to take delivery of the VESSEL, when the VESSEL is duly tendered for delivery by the SELLER under the provisions of Article VII hereof.
(e)

If a petition is filed or an order is made or an effective resolution is passed for the winding up or dissolution or liquidation of the BUYER or its guarantor who shall guarantee the BUYER’s obligation and due performance under this Contract (hereinafter called the “GUARANTOR”); or if a Receiver is appointed of the undertaking or property of the BUYER or the GUARANTOR; or if the BUYER or the GUARANTOR shall apply to any Court for protection from its creditors; or if any similar process or proceeding to the aforesaid is initiated under the laws of any relevant jurisdiction; or if the BUYER or the GUARANTOR is unable, or admits its inability, to pay any of its debts as and when they fall due; or if the BUYER or the GUARANTOR generally suspends payment; or if the BUYER or the GUARANTOR makes any special arrangement or composition with its creditors; or

(f)	If the BUYER or the GUARANTOR ceases to carry on its business; or
(g)	If the BUYER or the GUARANTOR is in material breach of this Contract and fails to remedy same within twenty (20) Business days after the SELLER’s notice.

2.	Interest and Charge:

If the BUYER is in default to payment as to any Installment as provided in Paragraph 1 (a), (b) and (c) of this Article, the BUYER shall pay interest on such Installment at the rate of six percent (6%) per annum from the due date thereof to the date of payment to the SELLER of the full amount including interest; in case the BUYER shall fail take delivery of the VESSEL as provided in Paragraph 1 (d) of this Article, the BUYER shall be deemed in default of payment of the Fourth Installment and shall pay interest thereon at same rate as aforesaid from and including the day on which the VESSEL is tendered for delivery by the SELLER. In any event default by the BUYER, the BUYER shall also pay all charges and expenses incurred by the SELLER and the BUILDER in consequence of such default.

3.	Effect of Default:
(a)	If any default by the BUYER occurs as provided hereinbefore, the Delivery Date shall be automatically postponed for a period of continuance of such default by the BUYER.
(b)

If any default by the BUYER continues for a period of fifteen (15) days, the SELLER may, at its option, rescind this Contract by giving notice of such effect to the BUYER by facsimile confirmed in writing. Upon receipt by the BUYER of such notice of rescission, this Contract shall forthwith become null and void and any of the BUYER’s Supplies become the sole property of the SELLER. In the event of such rescission of this Contract, the SELLER shall be entitled to retain any Installment or Installments theretofore paid by the BUYER to the SELLER on account of this Contract.

4.	Sale of VESSEL:
(a)

In the event of rescission of this Contract as above provided, the SELLER shall have full right and power either to complete or not to complete the VESSEL as it deems fit, and to sell the VESSEL at a public or private sale on such terms and conditions as the SELLER thinks fit without being answerable for any loss or damage.

(b)

In the event of the sale of the VESSEL in its completed state, the proceeds of the sale received by the SELLER shall be applied firstly to payment of all expenses attending such sale and otherwise incurred by the SELLER as a result of the BUYER’s default, and then to payment of all unpaid Installments of the Contract Price and interest on such Installment at the rate of six percent (6%) per annum from the respective due dates thereof to the date of application.

(c)

In the event of sale of the VESSEL in its uncompleted state, the proceeds of sale received by the SELLER shall be applied firstly to all expenses attending such sale and otherwise incurred by the SELLER as a result of the BUYER’s default, and then to payment of all costs of construction of the VESSEL less the Installments so retained by the SELLER and compensation to the SELLER for a reasonable loss of profit due to the rescission of this Contract.

(d)

In either of the above events of sale, if the proceeds of sale exceeds the total of amounts to which such proceeds are to be applied as aforesaid, the SELLER shall promptly pay the excess to the BUYER without interest, provided, however, that the amount of such payment to the BUYER shall in no event exceed the total amount of Installments already paid by the BUYER and the cost of the BUYER’s Supplies, if any.

(e)	If the proceeds of sale are insufficient to pay such total amounts payable as aforesaid, the BUYER shall promptly pay the deficiency to the SELLER upon request.

(End of Article)

ARTICLE XII - INSURANCE

1.	Extent of Insurance Coverage:

Until the VESSEL is completed, delivered to and accepted by the BUYER, the SELLER shall cause the BUILDER, at its own cost and expense, to keep the VESSEL and all machinery, materials, equipment, appurtenances and outfit, delivered to the Shipyard for the VESSEL or built into, or installed in or upon the VESSEL, except for the BUYER’s Supplies, fully insured with Japanese insurance companies under coverage corresponding to the Japanese Builder’s Risks Insurance Clause.

The amount of such insurance coverage shall, up to the date of delivery of the VESSEL, be in an amount at least equal to, but not limited to, the aggregate of the payment made by the BUYER to the SELLER.

The policy referred to hereinabove shall be taken out in the name of the BUILDER and all losses under such policy shall be payable to the BUILDER.

2.	Application of Recovered Amount:
(a)	Partial Loss:

In the event the VESSEL shall be damaged by any insured cause whatsoever prior to acceptance thereof by the BUYER and in the further event that such damage shall not constitute an actual or a constructive total loss of the VESSEL, the SELLER shall cause the BUILDER to apply the amount recovered under insurance policy referred to in Paragraph 1 of this Article to the repair of such damage satisfactory to the Classification Society, and the BUYER shall accept the VESSEL under this Contract if completed in accordance with this Contract and Specifications.

(b)	Total Loss:

However, in the event that the VESSEL is determined to be an actual or constructive total loss, the SELLER shall cause the BUILDER by the mutual agreement between the parties hereto, either:

i)

To proceed in accordance with the terms of this Contract, in which case the amount recovered under said insurance policy shall be applied to the reconstruction of the VESSEL’s damage, provided the parties hereto shall have first agreed in writing as to such reasonable postponement of the Delivery Date and adjustment of other terms of this Contract including the Contract Price as may be necessary for the completion of such reconstruction; or
ii)

To refund immediately to the BUYER the amount of all Installments paid to the SELLER under this Contract without any interest, whereupon this Contract shall be deemed to be rescinded and all rights, duties, liabilities and obligations of each of the parties to the other shall terminate forthwith.

If the parties hereto fail to reach such agreement within two (2) months after the VESSEL is determined to be an actual or constructive total loss, the provisions of Sub-paragraph b)ii) as above shall apply.

3.	Termination of the Obligation to Insure:

The SELLER’s obligation to cause the BUILDER to insure the VESSEL hereunder shall cease and terminate forthwith upon delivery thereof and acceptance by the BUYER.

(End of Article)

ARTICLE XIII - DISPUTE AND ARBITRATION

1.	Proceedings:

In the event of any dispute between the parties hereto as to any matter arising out of or relating to this Contract or any stipulations herein or with respect hereto which cannot be settled by the parties themselves, such dispute shall be submitted to and settled by arbitration held in London, England in accordance with the laws of England and the rules of London Maritime Arbitration Association (“LMAA”).

Either party may demand arbitration of any such dispute by giving written notice to the other party. Any demand for arbitration by either of the parties hereto shall state the name of the first arbitrator appointed by such party and shall also state specifically the questions as to which such party is demanding for arbitration. Within twenty (20) days after receipt of notice of such demand for arbitration, the other party shall in turn appoint the second arbitrator. The above two arbitrators thus appointed shall thereupon select the third arbitrator, and the three arbitrators so named shall constitute the board of arbitration (hereinafter called the “Arbitration Board”) for the settlement of such dispute. In the event, however, that said other party should fail to appoint a second arbitrator as aforesaid within twenty (20) days following receipt of notice of demand for arbitration, it is agreed that such party shall thereby be deemed to have accepted and appointed as its own arbitrator the one already appointed by the party demanding arbitration, and the arbitration shall proceed forthwith before this sole arbitrator, who alone, in such event, shall constitute the Arbitration Board. And in the further event that two arbitrators appointed by the parties hereto as aforesaid should be unable to agree to the third arbitrator within twenty (20) days from the date on which the second arbitrator is appointed, the third arbitrator shall be appointed by the Exchange.

The award made by the sole arbitrator or by the majority of the three (3) arbitrators, as the case may be, shall be final and binding upon the parties hereto. If the majority of the three (3) arbitrators are not obtained, then the decision of the third arbitrator shall be final and binding upon the parties hereto.

Notwithstanding the preceding provisions of this Paragraph, it is recognized that in the event of any dispute or difference of opinion arising in regard to the construction of the VESSEL, her machinery, equipment and outfittings, or concerning the quality of materials or workmanship thereof or thereon or in regard to interpretation of the Specifications, such dispute may be referred by either party to the Classification Society in Tokyo, Japan, for final resolution which shall be binding upon both parties upon mutual agreement of the parties hereto, so far as the Classification Society agrees to determine such dispute. The cost and expense or reference of dispute to resolution of such party shall be borne by the party against whom the dispute is resolved.

2.	Notice of Award:

The award shall immediately be given to the BUYER and the SELLER in writing or by facsimile confirmed in writing.

3.	Expenses:

The Arbitration Board shall determine which party shall bear the expenses of the arbitration or the portion of such expenses which each party shall bear.

4.	Entry in Court:

Judgement upon the award may be obtained or entered in any court having jurisdiction thereof.

5.	Alteration of Delivery Date:

In the event of reference to arbitration of any dispute arising out of matters occurring prior to delivery of the VESSEL, the award may include any postponement of the Delivery Date which the Arbitration Board may deem appropriate.

(End of Article)

ARTICLE XIV - RIGHT OF ASSIGNMENT

Neither of the parties hereto shall assign this Contract to a third party unless prior consent of the other party is given in writing. SELLER to provide their consent in the assignment of the contract to the BUYER’s financing bank upon request from the BUYERS. Such consent not to be unreasonably withheld or delayed by the SELLER.

In case of assignment by the BUYER, the BUYER shall remain liable under this Contract.

This Contract shall enure to the benefit of and shall be binding upon the lawful successors or the legitimate assigns of either of parties hereto.

(End of Article)

ARTICLE XV - TAXES AND DUTIES

1.	Taxes and Duties in Japan:

The SELLER shall bear and pay all taxes and duties imposed in Japan in connection with execution and/or performance of this Contract, excluding any taxes and duties imposed in Japan upon the BUYER’s Supplies.

2.	Taxes and Duties outside Japan:

The BUYER shall bear and pay all taxes and duties imposed outside Japan in connection with execution and/or performance of this Contract, except for taxes and duties imposed upon those items to be procured by the SELLER or the BUILDER for construction of the VESSEL.

(End of Article)

ARTICLE XVI - PATENTS, TRADEMARKS, COPYRIGHTS, ETC.

1.	Patents, Trademarks and Copyrights:

Machinery and equipment of the VESSEL may bear the patent number, trademarks or trade names of the manufactures.

The SELLER and the BUILDER shall defend and save harmless the BUYER from patent liability or claims of patent infringement of any nature or kind, including costs and expenses for, or on account of any patented or patentable invention made or used in the performance of this Contract and also including costs and expenses of litigation, if any.

Nothing contained herein shall be construed as transferring any patent or trademark rights or copyright in equipment covered by this Contract, and all such right are hereby expressly reserved to the true and lawful owners thereof.

The SELLER’s and the BUILDER’s warranty hereunder does not extend to the BUYER’s Supplies.

2.	General Plans, Specifications and Working Drawing:

The BUILDER retains all rights with respect to the Specifications, and plans and working drawings, technical descriptions, calculations, test results and other data, information and documents concerning the design and construction of the VESSEL and the BUYER undertakes therefore not to disclose the same or divulge any information contained therein to any third parties, without the prior written consent of the BUILDER, excepting where it is necessary for usual operation, repair and maintenance of the VESSEL.

(End of Article)

ARTICLE XVII - BUYER’S SUPPLIES

1.	Responsibility of BUYER:

(a)

The BUYER shall, at its own risk, cost and expense, supply and deliver to the BUILDER all of the items to be furnished by the BUYER as specified in the Specifications (herein called the “BUYER’s Supplies”) at warehouse or other storage of the Shipyard in the proper condition ready for installation in or on the VESSEL, in accordance with the time schedule designated by the BUILDER.

(b)

In order to facilitate installation by the BUILDER of the BUYER’s Supplies in or on the VESSEL, the BUYER shall furnish the BUILDER with necessary specifications, plans, drawings, instruction books, manuals, test reports and certificates required by the rules and regulations. The BUYER, if so requested by the BUILDER, shall, without any charge to the BUILDER, cause the representatives of the manufacturers of the BUYER’s Supplies to assist the BUILDER in installation thereof in or on the VESSEL and/or to carry out installation thereof by themselves or to make necessary adjustments thereof at the Shipyard.

(c)

Any and all of the BUYER’s Supplies shall be subject to the SELLER’s and/or the BUILDER’s reasonable right of rejection, as and if they are found to be unsuitable or in improper condition for installation. However, if so requested by the BUYER, the SELLER may cause the BUILDER to repair or adjust the BUYER’s Supplies without prejudice to the SELLER’s and the BUILDER’s other rights hereunder and without being responsible for any consequences therefrom. In such case, the BUYER shall reimburse the SELLER and/or the BUILDER for all costs and expenses incurred by the SELLER and/or the BUILDER in such repair or adjustment and the Delivery Date shall be automatically postponed for a period of time necessary for such repair or replacement.

(d)

Should the BUYER fail to deliver any of the BUYER’s Supplies within the time designated, the Delivery Date shall be automatically extended for a period of such delay in delivery. In such event, the BUYER shall be responsible and pay to the SELLER and/or the BUILDER for all losses and damages incurred by the SELLER and/or the BUILDER by reason of such delay in delivery of the BUYER’s Supplies and such payment shall be made upon delivery of the VESSEL.

(e)

If delay in delivery of any of the BUYER’s Supplies exceeds thirty (30) days, then, the SELLER and/or the BUILDER shall be entitled to proceed with construction of the VESSEL without installation thereof in or on the VESSEL, without prejudice to the SELLER’s and/or the BUILDER’s other right as hereinabove provided, and the BUYER shall accept and take delivery of the VESSEL so constructed.

2.	Responsibility of the SELLER and/or the BUILDER:

The SELLER shall cause the BUILDER to be responsible for storing and handling with reasonable care of the BUYER’s Supplies after delivery thereof at the Shipyard, and shall, at its own cost and expense, install them in or on the VESSEL, unless otherwise provided herein or agreed by the parties hereto, provided, always, that the SELLER and/or the BUILDER shall not be responsible for quality, efficiency and/or performance of any of the BUYER’s Supplies.

(End of Article)

ARTICLE XVIII - COMPLIANCE AND ANTI-BRIBERY

1.	Representations of the Parties:

During the term of this CONTRACT, each party certifies and represents as follows:

(a)

It will comply with the laws of any jurisdiction applicable to such party as it relates to this CONTRACT, including but not limited to any applicable anti-corruption and anti-bribery laws, also including, without limitation, the United States Foreign Corrupt Practices Act (“US FCPA”), the UK Bribery Act 2010 (“UK Bribery Act”) and the anti-bribery or anti-corruption laws of Japan as such laws may be amended from time to time.

(b)

In connection with this CONTRACT, it has not and will not make any payments or gifts or provide other advantages, or any offers or promises of payments or gifts or other advantages of any kind, directly or indirectly, to:

a.	any person or entity with the intention of obtaining or retaining a business advantage for itself or the other party to this CONTRACT;

b.

any official or member of any government or any agency or instrumentality thereof; any official or member of any public international organisation or any agency or instrumentality thereof; any or official of a political party or any candidate for political office (herein ‘public official’); or any person while knowing or reasonably suspecting that all or a portion of such money or thing of value will be offered, given or promised, directly or indirectly, to any public official, in violation of the UK Bribery Act, the US FCPA or the laws of Japan.

c.

In connection with this CONTRACT, it has not and will not request, agree to accept or accept from any person or entity any payments or gifts or other advantages, or any offers or promises of payments or gifts or other advantages of any kind, directly or indirectly, as a reward or inducement to perform its obligations under this CONTRACT in any way improperly.

2.	Indemnification:

Each party agrees that it will fully indemnify, defend and hold harmless the other party from any claims, liabilities, damages, expenses, penalties, judgments and losses (including reasonable attorneys’ fees) assessed or resulting by reason of a breach of the representations and undertakings contained in this Article XVIII to the extent permitted by law.

(End of Article)

ARTICLE XIX - NOTICE

1.	Address:

Any and all notices and communications in connection with this Contract shall be addressed as follows:

To the BUYER:

To the SELLER:

c/o ITOCHU Corporation

  5-1, Kita-Aoyama 2-chome, Minato-ku, Tokyo, Japan

Attn.: Marine Section No. 1 / Marine Department

2.	Language:

Any and all notices and communications in connection with this Contract shall be written in the English language.

(End of Article)

ARTICLE XX - EFFECTIVE DATE OF CONTRACT

This Contract shall become effective as from the date of execution hereof by the BUYER and the SELLER.

However, in the event that the Construction Permit for the VESSEL shall not have been issued by the Japanese Government before the installation of the first block of the VESSEL on the drydock, then in such case, the SELLER shall immediately refund all amounts received from the BUYER to date (“Amounts Received”) and this CONTRACT shall thereafter become null and void, unless otherwise mutually agreed in writing between the parties hereto, and the parties hereto shall be completely discharged from all of their obligations to each other under this CONTRACT

(End of Article)

ARTICLE XXI - INTERPRETATION

1.	Laws Applicable:

The parties hereto agree that the validity and interpretation of this Contract and of each Article and part thereof shall be governed by the laws of England.

2.	Discrepancies:

All general language or requirements embodied in the Specifications are intended to amplify, explain implement the requirements of this Contract. However, in the event that any language or requirements so embodied permit of an interpretation inconsistent with any provisions of this Contract, then, in each and every such event, the applicable provisions of this Contract shall prevail and govern. The Specifications and Plan are also intended to explain each other, and anything shown on the Plan and not stipulated in the Specifications or stipulated in the Specifications and not shown on the Plan shall be deemed and considered as if embodied in both. In the event of conflict between the Specifications and Plan, Specification shall prevail and govern.

3.	Entire Agreement:

This Contract contains the entire agreement and understanding between the parties hereto and supersedes all prior negotiations, representations, undertakings and agreements on any subject matter of this Contract.

(End of Article)

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be duly executed the day and year first above written in Monaco the Principality of Monaco.

Two (2) original Contract copies are to be made, and possessed by the both parties.

BUYER:

By:
Title:

SELLER: Lavender Maritime S.A.

By:
Title: